EXHIBIT 99.1

                               WESTWOOD ONE, INC.
                                  PRESS RELEASE

                                                           FOR IMMEDIATE RELEASE
                                                           CONTACT: Andrew Zaref
                                                           (212) 373-5311


              WESTWOOD ONE, INC. REPORTS OPERATING RESULTS FOR THE
                       FULL-YEAR AND FOURTH QUARTER 2003


     New York, NY -- February 18, 2004 - Westwood One, Inc. (NYSE: WON) today reported operating results for the full-year and fourth quarter 2003.

     Westwood One recorded full-year 2003 net revenues of $539.2 million compared with $550.8 million in 2002. The decline in revenues is primarily attributable to the absence of revenues recorded in the prior year from the Company's exclusive 2002 Winter Olympic radio broadcast. For the full-year 2003, revenues associated with local and regional clients declined while revenues from national clients increased. Fourth quarter 2003, net revenues were $146.1 million, compared with $149.8 million in 2002's fourth quarter, reflecting a decline in revenues from local and regional clients, partially offset by higher revenues from national clients.

     Full year operating income was $170.0 million versus $178.9 million in 2002. For the fourth quarter of 2003 operating income was $52.4 million, compared with $56.4 million in the same prior year period, primarily attributable to lower revenues and higher sports rights fees.

     Shane Coppola, President and Chief Executive Officer of Westwood One, said, "Despite the difficult local advertising environment in 2003, our revenues declined only 1% on a comparable basis relative to 2002 which benefited from the favorable impact of the Winter Olympics. Westwood One is well positioned to take advantage of the anticipated rebound in advertising in 2004. We continue to make strategic investments in programming, while controlling our variable costs."

     Interest expense was approximately $10.1 million for the year and $2.6 million for the fourth quarter of 2003 compared with $7.0 million for full year 2002 and $1.8 million for the fourth quarter of 2002. The increases were attributable to incremental borrowings and higher average interest rates.

     Income tax expense for the full year 2003 was $59.9 million, compared with $62.9 million in the prior year. For the fourth quarter of 2003, income tax expense was $18.7 million, compared with $20.0 million in the same period last year. The Company's effective income tax rate in 2003 increased to 37.5%, compared with 36.6% in 2002, as a result of changes in state tax laws enacted in 2003.

     Net income for the full year 2003 was $100.0 million ($.99 per basic share and $.97 per diluted share), compared with $109.1 million ($1.03 per basic share and $1.00 per diluted share) in 2002. Net income for the fourth quarter of 2003 was $31.1 million ($.31 per basic and diluted share), compared with $34.5 million ($.33 per basic share and $.32 per diluted share) in the same 2002 period.

     Depreciation and amortization expense of approximately $11.5 million and $2.9 million, respectively, for the full year and fourth quarter of 2003 was flat with the corresponding periods in the prior year.

     Capital expenditures for 2003 were approximately $4.4 million, compared with $4.3 million in 2002. For the fourth quarter of 2003, capital expenditures were $1.1 million, compared with $1.0 million in the comparable 2002 period.

     Weighted average shares outstanding for the year and fourth quarter of 2003 decreased approximately 5%, due principally to the Company's stock repurchase program. The Company repurchased over 5.5 million shares of the Company's Common Stock for approximately $180.4 million in 2003.

     Andrew Zaref, Chief Financial Officer of Westwood One said "Westwood One continues to generate significant free cash flow and has used our resources to repurchase Common Stock. Additionally, we continue to build value for shareholders by investing in our existing products, as well as new program offerings."

2004 Outlook

     Westwood One reiterated its previously issued guidance to deliver revenue growth of mid-single digits, resulting in double digit growth in operating income before depreciation and amortization.

About Westwood One
     . Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 7,700 radio stations. Westwood One, Inc. is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

     The following tables set forth the Company's Operating Income before Depreciation and Amortization for the three month period and year ended December 31, 2003 and 2002. The Company defines "Operating Income before Depreciation and Amortization" as net income adjusted to exclude the following line items presented in its Statement of Operations: Income taxes; Other (Income); Interest expense; and Depreciation and Amortization. While this non-Generally Accepted Accounting Principles ("GAAP") measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled Operating Income before Depreciation and Amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or Operating Cash Flow in prior disclosures.

     The Company uses Operating Income before Depreciation and Amortization, among other things, to evaluate the Company's operating performance, to value prospective acquisitions, to determine compliance with debt covenants and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, helps improve their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     Since Operating Income before Depreciation and Amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating Income before Depreciation and Amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As Operating Income before Depreciation and Amortization excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the Securities and Exchange Commission ("SEC"), the Company provides below a reconciliation of Operating Income before Depreciation and Amortization to net income the most directly comparable amount reported under GAAP.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions)

                                                   Three Months Ended Dec. 31,      Year Ended  Dec. 31,
                                                   ---------------------------      --------------------
                                                     2003              2002          2003         2002
                                                     ----              ----          ----         ----
Operating income before depreciation
  and amortization                                  $ 55.3            $ 59.3       $ 181.5      $ 190.4
     Depreciation and amortization                    (2.9)             (2.9)        (11.5)       (11.5)
                                                    ------            ------       -------      -------
Operating Income                                      52.4              56.4         170.0        178.9
     Interest Expense                                  2.6               1.9          10.1          7.0
     Other (Income)                                     -                 -             -           (.1)
                                                    ------            ------       -------      -------
Income before income taxes                            49.8              54.5         159.9        172.0
     Income Taxes                                     18.7              20.0          59.9         62.9
                                                    ------            ------       -------      -------
Net income                                          $ 31.1            $ 34.5       $ 100.0      $ 109.1
                                                    ======            ======       =======      =======



     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, repurchase its Common Stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company's ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions)

The following table presents a reconciliation of the Company's net cash flow provided by operating activities to free cash flow:


                                                         Three Months Ended Dec. 31,   Year Ended Dec. 31,
                                                         ---------------------------   -------------------

                                                              2003        2002           2003        2002
                                                              ----        ----           ----        ----
Net Cash Provided by Operating Activities                    $13.35       $22.0         $107.9      $147.6
Plus (Minus)
Changes in assets and liabilities
    Increase (Decrease) in accounts receivable                11.5         9.2            4.1         7.9
    Increase (Decrease) in other assets                        2.9         2.1            1.2          .8
    Decrease (Increase) in accounts payable and
      accrued liabilities                                     11.5         7.5            7.1       (28.9)
Deferred taxes and other adjustments to reconcile
     net income to net cash provided by operating activities  (5.2)       (3.5)          (8.7)       (6.9)
Capital Expenditures                                          (1.1)       (1.0)          (4.4)       (4.3)
                                                             -----        ----         ------      ------
Free Cash Flow                                               $32.9        $36.3        $107.2      $116.2
                                                             =====        =====        ======      ======



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


                               WESTWOOD ONE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)



                                                             Three Months Ended              Year Ended
                                                                 December 31,                December 31,
                                                                 ------------                ------------
                                                             2003          2002          2003           2002
                                                             ----          ----          ----           ----

     NET REVENUES                                          $146,076      $149,814      $539,226       $550,751
                                                           --------      --------      --------       --------
     Operating Costs and Expenses Excluding
       Depreciation and Amortization                         88,752        88,570       350,582        352,385
     Depreciation and Amortization                            2,884         2,884        11,513         11,464
     Corporate General and Administrative Expense             2,080         2,002         7,106          8,005
                                                           --------      --------      --------       --------
                                                             93,716        93,456       369,201        371,854
                                                           --------      --------      --------       --------
     OPERATING INCOME                                        52,360        56,358       170,025        178,897
     Interest Expense                                         2,639         1,838        10,132          6,955
     Other Income                                                (8)           (7)          (52)          (110)
                                                           --------      --------      --------       --------
     INCOME BEFORE INCOME TAXES                              49,729        54,527       159,945        172,052
     INCOME TAXES                                            18,650        20,031        59,906         62,937
                                                           --------      --------      --------       --------

     NET INCOME                                             $31,079       $34,496      $100,039       $109,115
                                                           ========       =======      ========       ========

     NET INCOME PER SHARE:
        BASIC                                                $ 0.31        $ 0.33        $ 0.99         $ 1.03
                                                           ========       =======      ========       ========
        DILUTED                                              $ 0.31        $ 0.32        $ 0.97         $ 1.00
                                                           ========       =======      ========       ========

     WEIGHTED AVERAGE SHARES OUTSTANDING:
        BASIC                                                99,563       104,626       101,243        105,992
                                                           ========       =======      ========       ========
        DILUTED                                             101,806       107,437       103,625        109,101
                                                           ========       =======      ========       ========


                               WESTWOOD ONE, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      (In thousands, except share amounts)



                                                                                   December 31,
                                                                                   ------------
                                                                              2003                2002
                                                                              ----                ----
                                          ASSETS
                                          ------
CURRENT ASSETS                                                            $ 158,295           $ 153,628
PROPERTY AND EQUIPMENT, NET                                                  50,562              53,699
INTANGIBLE ASSETS, NET                                                        7,626               9,647
GOODWILL                                                                    990,472             990,192
OTHER ASSETS                                                                 55,079              59,146
                                                                          ---------         -----------
              TOTAL ASSETS                                               $1,262,034         $ 1,266,312
                                                                         ==========         ===========
                           LIABILITIES AND SHAREHOLDERS' EQUITY
                           ------------------------------------

CURRENT LIABILITIES (1)                                                   $ 179,873            $ 90,086
DEBT                                                                        200,366             232,135
DEFERRED INCOME TAXES                                                        36,902              30,733
OTHER LIABILITIES                                                             8,943              10,318
                                                                         ----------         -----------
              TOTAL LIABILITIES                                             426,084             363,272
                                                                         ----------         -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred stock: authorized 10,000,000 shares, none outstanding              -                   -
  Common stock, $.01 par value: authorized,  263,323,250 shares;
    issued and outstanding, 99,056,659 (2003) and 103,988,678 (2002)            991               1,040
  Class B stock, $.01 par value: authorized,  3,000,000 shares:
    issued and outstanding, 703,466 (2003 and 2002)                               7                   7
  Additional paid-in capital                                                517,132             684,311
  Retained earnings                                                         319,020             218,981
                                                                         ----------         -----------
                                                                            837,150             904,339
  Less treasury stock, at cost;  35,000 (2003 and 2002) shares               (1,200)             (1,299)
                                                                         ----------         -----------
              TOTAL SHAREHOLDERS' EQUITY                                    835,950             903,040
                                                                         ----------         -----------
              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $ 1,262,034         $ 1,266,312
                                                                        ===========         ===========
(1)  -  Includes $100,000 of current maturities of debt in 2003

